Exhibit 10.1
AMENDMENT NO. 5
TO
THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ASHFORD HOSPITALITY LIMITED PARTNERSHIP
September 22, 2010
     This Amendment No. 5 to the Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (this “Amendment”) is made as of September 22, 2010, by Ashford OP General Partner, LLC, a Delaware limited liability company, as general partner (the “General Partner”) of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in the Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated as of May 7, 2007, as amended by Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated as of July 18, 2007, Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership, dated as of February 6, 2008, Amendment No. 3 to the Third Amended and Restated Agreement of Limited Partnership, dated as of March 21, 2008, and Amendment No. 4 to the Third Amended and Restated Agreement of Limited Partnership, effective as of May 18, 2010 (as so amended, the “Partnership Agreement”), for the purpose of issuing additional Partnership Units in the form of Preferred Partnership Units. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.
     WHEREAS, the Board of Directors (the “Board”) of Ashford Hospitality Trust, Inc. (the “Company”), adopted resolutions on June 2, 2007 classifying and designating 8,000,000 shares of Preferred Stock (as defined in the Articles of Amendment and Restatement of the Company (the “Charter”)) as Series D Preferred Stock;
     WHEREAS, the Board filed Articles Supplementary to the Charter with the State Department of Assessments and Taxation of Maryland (the “Department”) on July 17, 2007, establishing the Series D Preferred Stock, with such preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series D Articles Supplementary (as defined below);
     WHEREAS, on July 18, 2007, the Company issued 8,000,000 shares of the Series D Preferred Stock;
     WHEREAS, during 2008 and 2009, the Company repurchased 2,333,203 shares of the Series D Preferred Stock and upon redemption by the Company, such shares reverted to authorized but unissued preferred stock, without designation as to class or series, leaving only 5,666,797 shares of authorized and issued shares of Series D Preferred Stock;
     WHEREAS, on September 15, 2010, the Board adopted resolutions classifying and designating 3,300,000 additional shares of Series D Preferred Stock, establishing the additional shares of Series D Preferred Stock, with the same preferences, rights, powers, restrictions, limitations as to dividends, distributions, qualifications and terms and conditions of redemption as described in the Series D Articles Supplementary;
     WHEREAS, on September 20, 2010, the Board filed Articles Supplementary (together with the Articles Supplementary to the Charter filed with the Department on July 17, 2007 establishing the Series D Preferred Stock, the “Series D Articles Supplementary”) to the Charter with the Department, classifying 3,300,000 additional shares of the Company’s authorized preferred stock as Series D Preferred Stock, with such preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series D Articles Supplementary;
     WHEREAS, on September 22, 2010, the Company issued 3,300,000 additional shares of the Series D Preferred Stock; and
     WHEREAS, the General Partner has determined that, in connection with the issuance of the additional shares of Series D Preferred Stock, it is necessary and desirable to amend the Partnership Agreement to clarify that all shares of Series D Preferred Partnership Units shall have designations, preferences and other rights which are substantially the same as the economic rights of the Series D Preferred Stock issued pursuant to the Series D Articles Supplementary, as amended.
     NOW, THEREFORE, in consideration of the mutual covenants between the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:
     1. Article 1 of the Partnership Agreement is hereby amended to amend and restate the following definition in its entirety:
     “Series D Articles Supplementary” shall mean the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, designating the rights and preferences of the 8.45% Series D Cumulative Preferred Stock, filed as part of the Company’s charter with the State Department of Assessments and Taxation of Maryland, on July 17, 2007, as amended by the Articles of Amendment to Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, filed as part of the Company’s charter with the State Department of Assessments and Taxation of Maryland, on September 20, 2010.
     2. The Partnership Agreement is hereby amended to replace Exhibit L and Exhibit A with revised Exhibit L and Exhibit A, respectively, to reflect the issuance of the additional Series D Preferred Partnership Units authorized under the Series D Articles Supplementary.
     3. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.
     4. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

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     5. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

ASHFORD OP GENERAL PARTNER, LLC, a Delaware limited liability company, as General Partner of Ashford Hospitality Limited Partnership
By:	/s/ David A. Brooks
David A. Brooks, Vice President

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EXHIBIT L
DESIGNATION OF TERMS AND CONDITIONS OF SERIES D
PREFERRED PARTNERSHIP UNITS
     A. Designation and Number. A series of Preferred Partnership Units, designated as Series D Preferred Partnership Units, is hereby established. The number of Series D Preferred Partnership Units shall be 8,966,797.
     B. Rank. The Series D Preferred Partnership Units, with respect to rights to distributions and payments to Partners, the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, rank (a) prior or senior to the Common Partnership Units and all Partnership Units issued by the Partnership (“Junior Units”) the terms of which specifically provide that such Partnership Units rank junior to the Series D Preferred Partnership Units; (b) on a parity with the Series A Preferred Partnership Units, Series B-1 Preferred Partnership Units, Series C Preferred Partnership Units and all other Partnership Units issued in the future by the Partnership (“Parity Units”) the terms of which specifically provide that such Partnership Units rank on a parity with the Series D Preferred Partnership Units; (c) junior to all Partnership Units issued by the Partnership the terms of which specifically provide that such Partnership Units rank senior to the Series D Preferred Partnership Units; and (d) junior to all of the Partnership’s existing and future indebtedness.
     C. Distributions.
     (i) Pursuant to Section 8.1 of the Partnership Agreement but subject to the rights of holders of any Preferred Partnership Units ranking senior to the Series D Preferred Partnership Units as to the payment of distributions, Ashford OP Limited Partner, LLC, in its capacity as the holder of the then outstanding Series D Preferred Partnership Units, shall be entitled to receive, when, as and if authorized by the General Partner, from the Cash Flow, cumulative quarterly preferential cash distributions in an amount per Series D Preferred Partnership Unit equal to 8.45% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.1125 per Series D Preferred Partnership Unit); provided, however, that during any period of time that both (i) the Series D Preferred Stock is not listed on the NYSE, AMEX or NASDAQ, and (ii) the Company is not subject to the reporting requirements of the Exchange Act, and any shares of Series D Preferred Stock are outstanding, in lieu of the distribution described above, the Partnership will increase the cumulative quarterly preferential cash distributions to an amount per Series D Preferred Partnership Unit equal to 9.45% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.3625 per Series D Preferred Partnership Unit). Distributions of Preferred Return on the Series D Preferred Partnership Units shall be cumulative from the Deemed Original Issuance Date (as defined below), whether or not in any distribution period or periods (i) such distributions shall be authorized by the General Partner, (ii) there shall be funds legally available for the payment of such distributions or (iii) any agreement prohibits the Partnership’s payment of such distributions, and such distributions shall be payable quarterly the 15th day of January, April, July and October of each year (or, if not a Business Day, the next succeeding Business Day), commencing October 15, 2007 for the

Exhibit L - Page 1

Series D Preferred Partnership Units that were issued on July 18, 2007 and remain outstanding or October 15, 2010 for the Series D Preferred Partnership Units that were issued on September 22, 2010. Any distribution of Preferred Return payable on the Series D Preferred Partnership Units for any partial distribution period will be computed on the basis of twelve 30-day months and a 360-day year. Distributions of Preferred Return will be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable distribution payment date, which dates shall be the Partnership Record Dates for the Series D Preferred Partnership Units. Except for distributions in liquidation or redemption as provided in Sections D and E, respectively, holders of Series D Preferred Partnership Units will not be entitled to receive any distributions in excess of cumulative Preferred Returns accrued on the Series D Preferred Partnership Units at the rate specified in this paragraph. No interest will be paid in respect of any distribution payment or payments on the Series D Preferred Partnership Units that may be in arrears. The 9.45% distribution on the Series D Preferred Units, if applicable, shall cease to accrue and the distribution rate shall revert to 8.45% on the first date following the earlier of (i) the listing of the Series D Preferred Stock on the NYSE, AMEX or NASDAQ or (ii) the Company becoming subject to the reporting requirements of the Exchange Act. As used herein, “Deemed Original Issuance Date” means (i) for the Series D Preferred Partnership Units that were issued on July 18, 2007 and remain outstanding, July 18, 2007; or (ii) for the Series D Preferred Partnership Units that were issued on September 22, 2010, July 1, 2010.
     (ii) When distributions of Preferred Return are not paid in full upon the Series D Preferred Partnership Units or any other series of Parity Units, or a sum sufficient for such payment is not set apart, all distributions of Preferred Return authorized by the General Partner upon the Series D Preferred Partnership Units and any other series of Parity Units shall be authorized by the General Partner ratably in proportion to the respective amounts of such distributions accumulated, accrued and unpaid on the Series D Preferred Partnership Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Series D Preferred Partnership Units equal to the full amount of accumulated, accrued and unpaid distributions of Preferred Return have been or contemporaneously are authorized by the General Partner and paid, or authorized by the General Partner and a sum sufficient for the payment thereof set apart for such payment for all past distribution periods, no distributions (other than distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be authorized by the General Partner or paid or set aside for payment by the Partnership with respect to any class or series of Parity Units. Unless full cumulative distributions of Preferred Return on the Series D Preferred Partnership Units have been paid or authorized by the General Partner and set apart for payment for all past distribution periods, no distributions (other than distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be authorized by the General Partner or paid or set apart for payment by the Partnership with respect to any Junior Units, nor shall any Junior Units or Parity Units be redeemed, purchased or otherwise acquired for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior

Exhibit L - 2

Units or Parity Units (except by conversion or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Units or Parity Units. Notwithstanding the foregoing, the General Partner shall not be prohibited from (i) authorizing or paying or setting apart for payment any Preferred Return or distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Junior Units or Parity Units, in each case, if such authorization, payment, redemption, purchase or other acquisition is necessary to maintain the Company’s qualification as a REIT.
     (iii) No distribution of Preferred Return on the Series D Preferred Partnership Units shall be authorized by the General Partner or paid or set apart for payment at such time as the terms and provisions of any agreement of the Partnership, including any agreement of the Partnership relating to the Partnership’s indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, payment or setting apart for payment shall be restricted or prohibited by law.
     (iv) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership) of Preferred Return or in redemption or otherwise, is permitted, amounts that would be needed, if the Partnership were to be dissolved at the time of the distribution, to satisfy the liquidation preference of the Series D Preferred Partnership Units (as provided in Section D below) will not be added to the Partnership’s total liabilities.
     D. Liquidation Preference.
     (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, before any payment or distribution shall be made to or set apart for the holders of any Junior Units, Ashford OP Limited Partner, LLC, in its capacity as holder of the Series D Preferred Partnership Units, shall be entitled to receive a liquidation preference distribution of $25.00 per Series D Preferred Partnership Unit, plus an amount equal to all accumulated, accrued and unpaid Preferred Return to the date of final distribution, but Ashford OP Limited Partner, LLC shall not be entitled to any further payment with respect thereto. If upon any liquidation, dissolution or winding up of the Partnership, its assets, or proceeds thereof, distributable among Ashford OP Limited Partner, LLC, in its capacity as the holder of the Series D Preferred Partnership Units, shall be insufficient to pay in full the above described preferential distribution and liquidating distributions on any other series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among Ashford OP Limited Partner, LLC, in its capacity as the holder of the Series D Preferred Partnership Units, and the holders of any such other Parity Units ratably in the same proportion as the respective amounts that would be payable on such Series D Preferred Partnership Units and any such other Parity Units if all amounts payable thereon were paid in full.
     (ii) Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to Ashford OP Limited Partner, LLC, in its

Exhibit L - 3

capacity as the holder of the Series D Preferred Partnership Units, holders of the Series D Preferred Partnership Units shall have no right or claim to any of the remaining assets of the Partnership.
     (iii) None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, a statutory unit exchange by the Partnership or a sale, lease or conveyance of all or substantially all of the Partnership’s property or business shall be considered a liquidation, dissolution or winding up of the affairs of the Partnership.
     E. Redemption. In connection with the redemption by the Company of any shares of Series D Preferred Stock in accordance with the provisions of the Series D Articles Supplementary, the Partnership shall provide cash to Ashford OP Limited Partner, LLC for such purpose which shall be equal to the redemption price (as set forth in the Series D Articles Supplementary), plus all distributions of Preferred Return accumulated and unpaid to the Redemption Date (as defined in the Series D Articles Supplementary), and one Series D Preferred Partnership Unit shall be concurrently redeemed with respect to each share of Series D Preferred Stock so redeemed by the Company. From and after the applicable Redemption Date, the Series D Preferred Partnership Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series D Preferred Partnership Units shall cease. Any Series D Preferred Partnership Units so redeemed may be reissued to Ashford OP Limited Partner, LLC at such time as the Company reissues a corresponding number of shares of Series D Preferred Stock so redeemed or repurchased, in exchange for the contribution by the Company, through the Ashford OP Limited Partner, LLC, to the Partnership of the proceeds from such reissuance.
     F. Voting Rights. Except as required by applicable law, the holder of the Series D Preferred Partnership Units, as such, shall have no voting rights.
     G. Conversion. The Series D Preferred Partnership Units are not convertible into or exchangeable for any other property or securities of the Partnership.
     H. Restriction on Ownership. The Series D Preferred Partnership Units shall be owned and held solely by Ashford OP Limited Partner, LLC.
     I. Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated pro rata among holders of Series D Preferred Partnership Units in accordance with Article V of the Partnership Agreement.
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Exhibit L - 4